Exhibit 31


Certification of Chief Executive and Chief Financial Officer of
Earth Sciences, Inc. Pursuant to 17 CFR 240.13a-14(a)or 17 CFR 240.15d-
14(a)


I, Mark H. McKinnies, certify that:
1.	I have reviewed this Form 10QSB for the period ended
June 30, 2003 of Earth Sciences, Inc;
2.	Based on my knowledge, this report does not contain
any untrue statement of a material fact or omit to
state a material fact necessary to make the
statements made, in light of the circumstances under
which such statements were made, not misleading with
respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and
other financial information included in this report,
fairly present in all material respects the financial
condition, results of operations and cash flows of
the small business issuer as of, and for, the periods
presented in this report;
4.	The small business issuer's other certifying
officer(s) and I are responsible for establishing and
maintaining disclosure controls and procedures (as
defined in Exchange Act Rules 13a-15(e) and 15d-
15(e)) and internal control over financial reporting
(as defined in Exchange Act Rules 13a-15(f) and 15d-
15(f)) for the small business issuer and have:
a.	Designed such disclosure controls and
procedures, or caused such disclosure controls
and procedures to be designed under our
supervision, to ensure that material
information relating to the small business
issuer, including its consolidated
subsidiaries, is made known to us by others
within those entities, particularly during the
period in which this report is being prepared;
b.	Designed such internal control over financial
reporting, or caused such internal control over
financial reporting to be designed under our
supervision, to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles;
c.	Evaluated the effectiveness of the small
business issuer's disclosure controls and
procedures and presented in this report our
conclusions about the effectiveness of the
disclosure controls and procedures, as of the
end of the period covered by this report based
on such evaluation; and
d.	Disclosed in this report any change in the
small business issuer's internal control over
financial reporting that occurred during the
small business issuer's most recent fiscal
quarter (the small business issuer's fourth
fiscal quarter in the case of an annual report)
that has materially affected, or is reasonably
likely to materially affect, the small business
issuer's internal control over financial
reporting; and
5.	The small business issuer's other certifying
officer(s) and I have disclosed, based on our most
recent evaluation of internal control over financial
reporting, to the small business issuer's auditors
and the audit committee of the small business
issuer's board of directors (or persons performing
the equivalent functions):
a.	All significant deficiencies and material
weaknesses in the design or operation of
internal control over financial reporting which
are reasonably likely to adversely affect the
small business issuer's ability to record,
process, summarize and report financial
information; and
b.	Any fraud, whether or not material, that
involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

/s/ Mark H. McKinnies
------------------------
Name:  Mark H. McKinnies
Title:  President and
Treasure
Date:  August 6, 2003